COMMON STOCK SHARE EXCHANGE AGREEMENT

This Common Stock Share Exchange Agreement (this “Agreement”) is entered into as of May 29, 2013, by and between First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), and TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership (“SHOP V Fund”).

RECITALS

A.           SHOP V Fund is, as of the date hereof, the record and/or beneficial owner of (i)  523,195 shares of the Company’s common stock, par value $0.01 per share (“Voting Common Stock”), (ii) 1,044,579 shares of the Company’s Class B Non-Voting Common Stock (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”) and (iii) a warrant (the “Warrant”) to purchase 240,000 shares of Non-Voting Common Stock or, to the extent provided therein, shares of Voting Common Stock in lieu of Non-Voting Common Stock.

B.           SHOP V Fund initially became a beneficial owner of shares of Voting Common Stock, Non-Voting Common Stock and the Warrant in connection with a private placement of such securities by the Company in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), which was completed on November 1, 2010 (the “Private Placement”).  At the time of the Private Placement, a controlling interest in TCW Asset Management Company (“TAMCO”), the investment manager to SHOP V Fund, was held by Société Générale (“SocGen”), a foreign banking organization.  In order to prevent SHOP V Fund from being considered a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), the number of shares of Voting Common Stock it purchased in the Private Placement was limited to 4.99% of the total number of shares of Voting Common Stock outstanding immediately following the Private Placement.  As a result, in the Private Placement, SHOP V Fund purchased 432,247 shares of Voting Common Stock and 1,036,156 shares of Non-Voting Common Stock (the “Initial SHOP V Fund Non-Voting Shares”) and the Warrant.  The shares of Non-Voting Common Stock acquired by SHOP V Fund subsequent to the Private Placement and through the date hereof were issued to SHOP V Fund by the Company in transactions registered under the Securities Act pursuant to the Company’s Dividend Reinvestment Plan (the “DRIP”).  All shares of Non-Voting Common Stock acquired by SHOP V Fund subsequent to the Private Placement through the DRIP, whether before, on or after the date of this Agreement, are referred to herein as the “Subsequent SHOP V Fund Non-Voting Shares.”  The Initial SHOP V Fund Non-Voting Shares, the Subsequent SHOP V Fund Non-Voting Shares and any shares of Non-Voting Common Stock acquired by SHOP V Fund upon exercise of the Warrant (the “SHOP V Fund Non-Voting Warrant Shares”) are collectively referred to herein as the “SHOP V Fund Non-Voting Shares.”

C.           In February 2013, SocGen sold its controlling interest in SHOP V Fund.  As a result, SHOP V Fund has represented herein to the Company that SHOP V Fund’s ownership of the Voting Common Stock can now exceed 4.99% of the total number of shares of Voting Common Stock outstanding without causing SHOP V Fund to be considered a bank holding company under the BHCA.

D           The Company and SHOP V Fund desire to enable SHOP V Fund to exchange the SHOP V Fund Non-Voting Shares from time to time for shares of Voting Common Stock (such additional shares of Voting Common Stock are referred to below as the “Exchange Shares”), upon the terms and subject to the conditions set forth below.

AGREEMENT

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE AND ISSUANCE

Section 1.1  Share Exchange.  SHOP V Fund may from time to time exchange all or any portion of the SHOP V Fund Non-Voting Shares on a share-for-share basis for Exchange Shares, provided that immediately following each such exchange, the number of shares of Voting Common Stock beneficially owned by SHOP V Fund does not exceed 9.99% of the total number of shares of Voting Common Stock outstanding, and provided further that such exchange would not otherwise cause SHOP V Fund to control the Company for purposes of the BHCA or the Change in Bank Control Act of 1978, as amended.  Any such exchange may be effected by the delivery to the Company by TAMCO or Crescent Capital Group LP, the sub-adviser to SHOP V Fund appointed by TAMCO and TCW (SHOP V) LLC, the general partner of SHOP V Fund, or (at SHOP V Fund’s direction) by such other record holder of the SHOP V Fund Non-Voting Shares to be exchanged if SHOP V Fund is not the record holder of such shares, of a Request for Exchange in substantially the form attached hereto as Exhibit A, together with the certificate(s) representing the SHOP V Fund Non-Voting Shares to be exchanged (if such shares are represented by certificates), duly endorsed for transfer to the Company and such other documents as the Company or its transfer agent shall deem necessary or appropriate.  The rights of SHOP V Fund to exchange SHOP V Fund Non-Voting Shares for Exchange Shares pursuant to this Agreement shall at all times be subject to the availability under the Company’s charter of authorized shares of Voting Common Stock that would be issued in connection with such exchange; provided, that the Company shall reserve for issuance a sufficient number of shares of Voting Common Stock as will enable SHOP V Fund to exchange all of the SHOP V Fund Non-Voting Shares for Exchange Shares.

Section 1.2  Issuance of Shares of Voting Common Stock.  Upon receipt of a Request for Exchange, together with the appropriate stock certificate(s), if any, and such other documentation as shall have been requested by the Company, the Company shall cause its transfer agent to issue in the name of SHOP V Fund, or in the name of such other record holder of the shares surrendered for exchange if SHOP V Fund is not the record holder of such shares, one Exchange Share for each SHOP V Fund Non-Voting Share requested to be exchanged.  If the certificate(s), if any, delivered representing SHOP V Fund Non-Voting Shares to be exchanged represent a greater number of shares than the number for which such exchange has been requested, the Company shall instruct its transfer agent to reissue in the name of SHOP V Fund, or in the name of such other record holder of the shares surrendered for exchange if SHOP V Fund is not the record holder of such shares, a new stock certificate representing the number of shares of Non-Voting Common Stock which have not been so exchanged, unless SHOP V Fund or such other record holder (at SHOP V Fund’s direction) requests that such shares be reissued in uncertificated form.  At the option of SHOP V Fund or such other record holder (acting at SHOP V Fund’s direction), the Exchange Shares to be issued hereunder may be issued in certificated or uncertificated form.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1  Existence and Power.  The Company is duly organized and validly existing under the laws of the State of Maryland and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

Section 2.2  Capitalization.  The authorized capital stock of the Company consists of (a) 200,000,000 shares of Common Stock, of which, as of March 31, 2013 (the “Capitalization Date”), 10,853,290 shares of Voting Common Stock (other than shares held in treasury) are issued and outstanding and 1,112,188 shares of Non-Voting Common Stock are issued and outstanding and (b) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 32,000 are issued and outstanding and designated “Senior Non-Cumulative Perpetual Preferred Stock, Series A.”  As of the Capitalization Date, there were 525,879 shares of Common Stock reserved for issuance upon exercise of stock options granted by the Company (the “Company Options”). As of the Capitalization Date, except pursuant to (i) this Agreement; (ii) outstanding warrants to purchase, in the aggregate, 4,248,360 shares of Common Stock; (iii) the Company Options; and (iv) the Agreement and Plan of Merger, dated as of August 21, 2012, by and among the Company, Beach Business Bank and The Private Bank of California, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the Company, or otherwise obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

Section 2.3  Binding Obligation.  This Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 2.4  Valid Issuance.  The Exchange Shares to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

Section 2.5  Non-Contravention.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (i) result in a violation of the charter or bylaws of the Company, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, lease, note, mortgage, indenture, license or other obligation to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except, in the case of (ii) or (iii) above, where there would not be a material adverse effect on the ability of the Company to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHOP V FFUND

Section 3.1  Existence and Power.  SHOP V Fund is duly formed and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

Section 3.2  Binding Obligation.  This Agreement is a valid and binding obligation of SHOP V Fund, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.3  Non-Contravention.  The execution, delivery and performance of this Agreement by SHOP V Fund and the consummation of the transactions contemplated hereby will not: (i) result in a violation of the organizational documents of SHOP V Fund, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, lease, note, mortgage, indenture, license or other obligation to which SHOP V Fund is a party or by which any property or asset of SHOP V Fund is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to SHOP V Fund or by which any property or asset of SHOP V Fund is bound or affected, except, in the case of (ii) or (iii) above, where there would not be a material adverse effect on the ability of SHOP V Fund to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

Section 3.4  Ownership.  As of the date hereof, SHOP V Fund is the record and/or beneficial owner of 523,195 shares of Voting Common Stock, 1,044,579 shares of Non-Voting Common Stock and the Warrant.  All of Initial SHOP V Fund Non-Voting Shares were acquired by SHOP V Fund in connection with the Private Placement and all of the Subsequent SHOP V Fund Non-Voting Shares were, or will be, acquired by SHOP V Fund pursuant to the DRIP.  The SHOP V Fund Non-Voting Shares to be exchanged by SHOP V Fund for Exchange Shares pursuant to this Agreement will be, prior to such exchange, free and clear of any lien, claim, security interest, charge or other encumbrance and the Company will receive in connection with such exchange valid title to such shares free and clear of any lien, claim, security interest, charge or other encumbrance.  SHOP V Fund does not have an agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company.

Section 3.5  Securities Law Representations.  SHOP V Fund is acquiring the Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder.  SHOP V Fund understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder (including as contemplated by Article IV). SHOP V Fund represents that it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

Section 3.6  Non-Bank Holding Company Status; No Regulatory Approvals Required.  Neither SHOP V Fund nor any company or other person controlling or otherwise affiliated with SHOP V Fund is a bank holding company under the BHCA, and the ownership by SHOP V Fund of 5.0% or more of the outstanding shares of Voting Common Stock will not cause SHOP V Fund or any company or other person controlling or otherwise affiliated with SHOP V Fund to be considered a bank holding company under the BHCA Act.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, including without limitation any exchange of shares pursuant to Article I of this Agreement, requires any notice or other filing with, or the obtainment of any approval or non-objection from, any bank regulatory or other governmental authority with respect to SHOP V Fund, other than any filing that may be required by SHOP V Fund pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

ARTICLE IV

ADDITIONAL SECURITIES LAW CONSIDERATIONS

The issuance of the Exchange Shares is intended to be exempt from registration under the federal securities laws pursuant to Section 3(a)(9) of the Securities Act.  Since SHOP V Fund has held the Initial SHOP V Fund Non-Voting Shares for the minimum holding period for restricted securities under SEC Rule 144(d), and since all of the Subsequent SHOP V Fund Non-Voting Shares were, or are expected to be, issued to SHOP V Fund in transactions registered under the Securities Act, it is expected that all of the Exchange Shares issued to SHOP V Fund pursuant to this Agreement in exchange for the Initial SHOP V Fund Non-Voting Shares and the Subsequent SHOP V Fund Non-Voting Shares may be sold by SHOP V Fund without registration under the federal securities laws.  In addition, to the extent any SHOP V Fund Non-Voting Warrant Shares are acquired by SHOP V Fund in connection with a cashless exercise of the Warrant pursuant to Section 2(e) of the Warrant, it is expected that the Exchange Shares issued to SHOP V Fund pursuant to this Agreement in exchange for such SHOP V Fund Non-Voting Warrant Shares may be sold by SHOP V Fund without registration under the federal securities laws, since SHOP V Fund has held the Warrant for the minimum holding period for restricted securities under SEC Rule 144(d) and such SHOP V Fund Non-Voting Warrant Shares will be deemed to have been acquired by SHOP V Fund at the same time as it acquired the Warrant, provided that such treatment of such SHOP V Fund Non-Voting Warrant Shares is proper under SEC Rule 144 and any related interpretive positions of the SEC, each as in effect at the time of such exercise.  The Company shall cooperate with SHOP V Fund to effect any transfer of the Exchange Shares by SHOP V Fund and to facilitate the timely preparation and delivery of certificates, if any, representing shares of Voting Common Stock to be delivered to any transferee of SHOP V Fund, which certificates, if any, shall be free, to the extent permitted under law, of all restrictive legends, and to enable such shares of Voting Common Stock to be in such denominations and registered in such names as SHOP V Fund may reasonably request.

ARTICLE V

TERMINATION OF LETTER AGREEMENT CONCERNING BANK HOLDING COMPANY ACT ISSUES

Reference is made to the Letter Agreement Concerning Bank Holding Company Act Issues, dated as of July 19, 2010, by and between the Company and SHOP V Fund (the “BHCA Agreement”).  The Company and SHOP V Fund agree that, upon execution of this Agreement, the BHCA Agreement shall thereupon be deemed terminated and no longer in effect.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(a)           if to the Company, to:

First PacTrust Bancorp, Inc.
18500 Von Karman Avenue, Suite 1100
Irvine, CA 92612
Attention: Steven A. Sugarman
Chief Executive Officer
Facsimile: (949) 336-2431

(b)           if to SHOP V Fund, to:

TCW Shared Opportunity Fund V, L.P.
c/o Crescent Capital Group LP
11100 Santa Monica Blvd., Suite 2000
Los Angeles, California  90025
Attention:  General Counsel
Facsimile: (310) 235-5967

and

TCW Shared Opportunity Fund V, L.P.
c/o TCW Asset Management Company
865 S. Figueroa St., Ste. 1800
Los Angeles, California  90017
Attention:  General Counsel
Facsimile: (213) 244-0645

Section 6.2 Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.3 Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and SHOP V Fund. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.4 Fees and Expenses.  Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 6.5 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

Section 6.6 Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles.

Section 6.7 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.8 Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 6.9 Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.10 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 6.11 Counterparts; Third Party Beneficiaries.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.12 Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

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The parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Steven A. Sugarman
Name:	Steven A. Sugarman
Title:	Chief Executive Officer

TCW SHARED OPPORTUNITY FUND V, L.P.

By:	Crescent Capital Group LP, its sub-adviser

By:	/s/ Jason A. Breaux
Name:	Jason A. Breaux
Title:	Managing Director

By:	/s/ Richard H. Stevenson
Name:	Richard H. Stevenson
Title:	Senior Vice President

EXHIBIT A
REQUEST FOR EXCHANGE

Pursuant to the Exchange Agreement, dated as of May 29, 2013 (the “Exchange Agreement”), by and between First PacTrust Bancorp, Inc., a Maryland corporation, and TCW Shared Opportunity Fund V, L.P. (“SHOP V Fund”), SHOP V Fund hereby requests that __________ SHOP V Fund Non-Voting Shares (the “Surrendered Shares”) be exchanged on a share-for-share basis for the same number of Exchange Shares.  Capitalized terms used but not defined herein have the meanings given to them in the Exchange Agreement.

SHOP V Fund represents and warrants to the Company that SHOP V Fund has good and legal title to the Surrendered Shares, free and clear of any and all liens, claims, security interests, charges or other encumbrances, and that the Surrendered Shares have not been pledged or otherwise transferred or hypothecated by SHOP V Fund and SHOP V Fund has the authority to effect the exchange of the Surrendered Shares in accordance with the terms of the Exchange Agreement and this Request for Exchange.

TCW SHARED OPPORTUNITY FUND V, L.P.

	By:	Crescent Capital Group LP, its sub-adviser

Date: ____________	By:	______________
Name:
Title:

Date: ____________	By:	_______________
Name:
Title: